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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 3, 1998


                                   HUBCO, INC.
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             (Exact name of registrant as specified in its charter)


                                   New Jersey
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                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
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       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
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                    (Address of principal executive offices)

                                 (201) 236-2600
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On March 3, 1998, HUBCO, INC. ("HUBCO") announced the signing of a definitive merger agreement (the "Agreement") between HUBCO ("NASDAQ:HUBC), and Community Financial Holding Corporation (NASDAQ:CMFH), the holding company for Community National Bank of New Jersey. Community Financial Holding Corporation is a $150 million commercial bank holding company headquartered in Westmont, New Jersey. A copy of the Press Release dated March 3, 1998 is attached as an Exhibit to this Form 8-K.

         Under the terms of the Agreement each share of Community Common Stock will be exchanged for 0.695 shares of HUBCO Common Stock, so long as the median closing price for HUBCO Common Stock during a pre-closing period is not below $29.00, unless HUBCO agrees to increase the exchange ratio to provide the value which would have been received based on a $29.00 HUBCO price. Based upon HUBCO's March 2, 1998 closing price, the value of the acquisition is $29.6 million or $25.28 per share of Community Common Stock. This represents a deposit premium of 10.3% and the value of the transaction, including options, equates 2.55 times Community book value and 47 times 1997 earnings, which were significantly impacted by the opening of four branches during 1997.

         In connection with the execution of the Agreement, Community Financial has issued an option to HUBCO which, under certain defined circumstances, could result in the issuance of 252,790 shares of Community Common Stock to HUBCO. The transaction, is expected to be treated as a tax-free exchange to holders of Community Common Stock, will be accounted for as a pooling of interests. As part of the transaction, Community National Bank will be merged into Hudson United Bank but will be operated as the Community National division of Hudson United Bank after the closing. The Merger is subject to approval by Federal and New Jersey bank regulatory authorities as well as other customary conditions.

         HUBCO also signed a definitive agreement dated March 2, 1998 to purchase 22 branches of First Union National Bank located in New Jersey, Connecticut and New York with deposits of $310 million, in the aggregate.


Item 7.   Exhibits

     2(a) Agreement and Plan of Merger dated as of March 2, 1998 by and among HUBCO, Inc., Hudson United Bank, Community Financial Holding Corporation and Community National Bank.

     2(b) Purchase and Assumption Agreement dated as of March 2,1998, by and between HUBCO, Inc. and First Union National Bank.

     99(a) Stock Option Agreement dated as of March 2, 1998 by and between Community Financial Holding Corporation and HUBCO, Inc.

     99(b)     Press Release dated March 3, 1998


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HUBCO, INC.

Dated: March 31, 1998              By: D. LYNN VAN BORKULO-NUZZO
                                       -------------------------
                                       D. Lynn Van Borkulo-Nuzzo
                                       Executive Vice President and
                                       Corporate Secretary

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                                INDEX TO EXHIBIT

Exhibit No.              Description
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     2(a)      Agreement  and Plan of  Merger  dated as of March 2,  1998 by and among HUBCO, Inc., Hudson United Bank, Community Financial Holding Corporation and Community National Bank.


     2(b) Purchase and Assumption Agreement dated as of March 2,1998, by and between HUBCO, Inc. and First Union National Bank.

     99(a) Stock Option Agreement dated as of March 2, 1998 by and between Community Financial Holding Corporation and HUBCO, Inc.

     99(b)     Press Release dated March 3, 1998